                                  SCHEDULE 14A
                    Proxy Statement Pursuant to Section 14(a)
            of the Securities Exchange Act of 1934 (Amendment No. __)


Filed by the Registrant [ ]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-12

                             Kerr-McGee Corporation


                (Name of Registrant as Specified In Its Charter)

                                Icahn Partners LP
                          Icahn Partners Master Fund LP
                         High River Limited Partnership
                                  Carl C. Icahn
                                Keith A. Meister
                               Vincent J. Intrieri
                                JANA Partners LLC
                             JANA Master Fund, Ltd.
                               Barry S. Rosenstein
                                 August H. Roth

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

      1)    Title of each class of securities to which transaction applies:



      2)    Aggregate number of securities to which transaction applies:



      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      4)    Proposed maximum aggregate value of transaction:



      5)    Total fee paid:



[ ]   Fee paid previously with preliminary materials.

[ ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:



      2)    Form, Schedule or Registration Statement No.:



      3)    Filing Party:



      4)    Date Filed:


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
                       2005 ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                             KERR-MCGEE CORPORATION

                               -------------------

                                 PROXY STATEMENT
                                       OF
                               ICAHN PARTNERS LP,
                         ICAHN PARTNERS MASTER FUND LP,
                         HIGH RIVER LIMITED PARTNERSHIP
                                       AND
                                JANA PARTNERS LLC

                               -------------------

To Our Fellow Kerr-McGee Stockholders:

            This Proxy Statement and the accompanying GOLD proxy card are being furnished to stockholders ("Stockholders") of Kerr-McGee Corporation ("Kerr-McGee") in connection with the solicitation of proxies by Carl C. Icahn, Barry S. Rosenstein and certain of their affiliates and associates, to be used at the 2005 Annual Meeting (the "Annual Meeting") of Stockholders of Kerr-McGee which is scheduled to be held at 9:00 a.m. on Tuesday, May 10, 2005, in the Robert S. Kerr Auditorium, Kerr-McGee Center, 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma, and at any adjournments, postponements or continuations thereof. This Proxy Statement and the GOLD proxy card are first being furnished to Stockholders on or about March __, 2005.

            At the Annual Meeting, the Participants (as hereinafter defined) will seek to elect to the Board of Directors of Kerr-McGee a slate of two nominees, comprised of Carl C. Icahn and Barry S. Rosenstein. Each of the nominees (each a "Nominee" and, collectively, the "Nominees") has consented, if elected, to serve as a director.

            Mr. Icahn, Mr. Rosenstein and each of the other Participants have no interest in Kerr-McGee other than as Stockholders.

            THE NOMINEES ARE COMMITTED TO ACTING IN THE BEST INTEREST OF THE STOCKHOLDERS. WE BELIEVE THAT YOUR VOICE IN THE FUTURE OF KERR-MCGEE CAN BEST BE EXPRESSED THROUGH THE ELECTION OF THE NOMINEES. ACCORDINGLY, WE URGE YOU TO VOTE YOUR GOLD PROXY CARD FOR CARL C. ICAHN AND BARRY S. ROSENSTEIN.

            IF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, BANK NOMINEE OR OTHER INSTITUTION ON THE RECORD DATE, ONLY IT CAN VOTE SUCH SHARES AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS. ACCORDINGLY, PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT THAT PERSON TO EXECUTE ON YOUR BEHALF THE GOLD PROXY CARD AS SOON AS POSSIBLE.


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
IMPORTANT

            The election of the Nominees requires the affirmative vote of a plurality of the votes cast, assuming a quorum is present or otherwise represented at the Annual Meeting. As a result, your vote is extremely important in deciding the future of Kerr-McGee. We urge you to mark, sign, date and return the enclosed GOLD proxy card to vote FOR the election of Carl C. Icahn and Barry
S. Rosenstein.

            WE URGE YOU NOT TO SIGN ANY PROXY CARD SENT TO YOU BY KERR-MCGEE. IF YOU HAVE ALREADY DONE SO, YOU MAY REVOKE YOUR PROXY BY DELIVERING A LATER-DATED GOLD PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE, OR BY VOTING IN PERSON AT THE ANNUAL MEETING. SEE "VOTING PROCEDURES" AND "PROXY PROCEDURES" BELOW.

            Only holders of record of Kerr-McGee's voting securities as of the close of business on March 11, 2005 (the "Record Date") are entitled to notice of, and to attend and to vote at, the Annual Meeting and any adjournments or postponements thereof. According to the proxy statement of Kerr-McGee filed with the Securities and Exchange Commission ("Kerr-McGee's Proxy Statement"), as of the Record Date, there were outstanding 163,442,818 shares of common stock, par value $1.00 per share (the "Common Stock"). Stockholders of record at the close of business on the Record Date will be entitled to one vote at the Annual Meeting for each share of Common Stock of Kerr-McGee held on the Record Date.

            As of the Record Date, the Participants and their affiliates beneficially owned an aggregate of 9,907,100 shares of Common Stock, representing approximately 6.1% of the outstanding shares of Common Stock.(1) The Participants and their affiliates intend to vote such shares FOR the election of the Nominees.

            PLEASE VOTE FOR CARL C. ICAHN AND BARRY S. ROSENSTEIN BY RETURNING YOUR COMPLETED GOLD PROXY TODAY.

PARTICIPANTS IN SOLICITATION OF PROXIES

            In addition to the Nominees (who are Mr. Carl C. Icahn and Mr. Barry
S. Rosenstein), the participants in the solicitation of proxies (the "Participants") are Icahn Partners LP ("Icahn Partners"), Icahn Partners Master Fund LP ("Icahn Master"), High River Limited Partnership ("High River"), JANA Partners LLC ("JANA"), JANA Master Fund, Ltd. ("JANA Master"), Mr. Keith A. Meister, Mr. Vincent J. Intrieri and Mr. August H. Roth.

            Icahn Partners, Icahn Master and High River (collectively, the "Icahn Parties") are entities controlled by Carl C. Icahn. JANA and JANA Master (collectively, the "JANA Parties") are entities controlled by Barry S. Rosenstein and Gary Claar. Keith A. Meister and Vincent J. Intrieri are employees of the Icahn Parties who may also participate in soliciting proxies from Kerr-McGee Stockholders. August H. Roth is an employee of JANA who may also participate in soliciting proxies from Kerr-McGee Stockholders. Messrs. Meister, Intrieri and

----------
(1) These amounts do not include options to purchase shares of Common Stock held by the JANA Parties (as hereinafter defined) as of the Record Date, as such shares are not eligible to be voted by the JANA Parties at the Annual Meeting.

Roth do not own beneficially any interest in securities of Kerr-McGee, and none will receive any special compensation in connection with such solicitation.

                  The Icahn Parties

            Icahn Partners is a Delaware limited partnership principally engaged in the business of investing in securities. Icahn Onshore LP ("Icahn Onshore") is a Delaware limited partnership primarily engaged in the business of acting as the general partner of Icahn Partners. CCI Onshore LLC ("CCI Onshore") is a Delaware limited liability company primarily engaged in the business of acting as the general partner of Icahn Onshore. CCI Onshore is wholly owned by Mr. Icahn.

            Icahn Master is a Cayman Islands exempted limited partnership principally engaged in the business of investing in securities. Icahn Offshore LP ("Icahn Offshore") is a Delaware limited partnership primarily engaged in the business of acting as the general partner of Icahn Master. CCI Offshore LLC ("CCI Offshore") is a Delaware limited liability company primarily engaged in the business of acting as the general partner of Icahn Offshore. CCI Offshore is wholly owned by Mr. Icahn.

            High River is a Delaware limited partnership principally engaged in the business of investing in securities. Hopper Investments LLC ("Hopper") is a Delaware limited liability company that serves as the general partner of High River. Barberry Corp. ("Barberry") is a Delaware corporation that serves as the sole member of Hopper. Each of Hopper and Barberry is primarily engaged in the business of investing in securities. Barberry is wholly owned by Mr. Icahn.

            Keith A. Meister, age 32, has been a senior investment analyst of High River since June 2002. Mr. Meister is also a Senior Investment Analyst of Icahn Partners LP and Icahn Partners Master Fund LP. He is also a director of Icahn Fund Ltd., which is the feeder fund of Icahn Partners Master Fund LP. Since August 2003, Mr. Meister has served as the President and Chief Executive Officer of American Property Investors, Inc., which is the general partner of American Real Estate Partners, L.P., a public limited partnership controlled by Mr. Icahn that invests in real estate and holds various other interests, including the interests in its subsidiaries that are engaged, among other things, in the oil and gas business and casino entertainment business. From March 2000 through the end of 2001, Mr. Meister co-founded and served as co-president of J Net Ventures, a venture capital fund focused on investments in information technology and enterprise software businesses. From 1997 through 1999, Mr. Meister served as an investment professional at Northstar Capital Partners, an opportunistic real estate investment partnership. Prior to his work at Northstar, Mr. Meister served as an investment analyst in the investment banking group at Lazard Freres. Mr. Meister is a director of TransTexas Gas Corporation, an oil and gas exploration company controlled by Carl C. Icahn. Mr. Meister serves on the Board of Directors of XO Communications, Inc., a publicly held telecommunications company controlled by Mr. Icahn. Mr. Meister also is a director of American Entertainment Properties Corp. and American Casino & Entertainment Properties Finance Corp., which are gaming companies controlled by American Real Estate Partners, L.P., which is controlled by Mr. Icahn. Mr. Meister received his A.B. in Government cum laude from Harvard College in 1995.

            Vincent J. Intrieri, age 48, is a Senior Managing Director of Icahn Partners LP and Icahn Partners Master Fund LP. Since January 1, 2005 Mr. Intrieri has been Senior

Managing Director of High River and Icahn Associates Corp., an entity controlled by Mr. Icahn whose principal business is to hold a lease to premises at 767 Fifth Avenue, New York, New York. From March 2003 to December 2004 Mr. Intrieri served as a Managing Director and from 1998 to March 2003, he served as a portfolio manager of Icahn Associates Corp. and High River. From 1995 to 1998, Mr. Intrieri served as portfolio manager for distressed investments with Elliott Associates L.P., a New York investment fund. Prior to 1995, Mr. Intrieri was a partner at the Arthur Anderson accounting firm. Mr. Intrieri is a certified public accountant. Mr. Intrieri is a director of TransTexas Gas Corporation and Panaco Inc., each of which is an oil and gas exploration company controlled by Carl C. Icahn. Mr. Intrieri is Chairman of the Board of Directors and a director of Viskase Companies, Inc., a publicly owned producer of cellulosic and plastic casings used in preparing and packaging processed meat products, in which Carl
C. Icahn has an interest through the ownership of securities. In addition, Mr. Intrieri serves on the board of directors of XO Communications, Inc., a publicly owned telecommunications company controlled by Carl C. Icahn. Mr. Intrieri received a B.S. in Accounting in 1984 from The Pennsylvania State University.

            The address of each of Icahn Partners, Icahn Onshore, CCI Onshore, Icahn Master, Icahn Offshore, CCI Offshore, High River, Hopper, Barberry and Messrs. Icahn, Meister and Intrieri is c/o Icahn Associates Corp., 767 Fifth Avenue, 47th Floor, New York, New York 10153.

            Mr. Icahn, through his control of the Icahn Parties, may be deemed to be the indirect beneficial owner of 7,801,500 shares of the Common Stock, which represents approximately 4.8% of outstanding shares of Common Stock.(2)

            High River is the direct beneficial owner of 1,560,300 shares of the Common Stock, Icahn Master is the direct beneficial owner of 3,184,976 shares of the Common Stock, and Icahn Partners is the direct beneficial owner of 3,056,224 shares of the Common Stock. Hopper, as the general partner of High River, and Barberry, as the sole member of Hopper, may each be deemed to be the indirect beneficial owner of the shares of Common Stock directly owned by High River. Icahn Offshore, as the general partner of Icahn Master, and CCI Offshore, as the general partner of Icahn Offshore, may each be deemed to be the indirect beneficial owner of the shares of Common Stock directly owned by Icahn Master. Icahn Onshore, as the general partner of Icahn Partners, and CCI Onshore, as the general partner of Icahn Onshore, may each be deemed to be the indirect beneficial owner of the shares of Common Stock directly owned by Icahn Partners. Carl C. Icahn, as the sole stockholder of Barberry and the sole member of each of CCI Offshore and CCI Onshore, may be deemed to be the indirect beneficial owner of the shares of Common Stock directly owned by High River, Icahn Master and Icahn Partners.

            The purchase of the 7,801,500 shares of Common Stock owned by the Icahn Parties was made with the respective general working capital of the purchasers and, with respect to High River, pursuant to margin accounts in the regular course of business. As of the date hereof, the Icahn Parties have no Common Stock in any of their margin accounts.

            All transactions in the securities of Kerr-McGee effected within the past 2 years by the Icahn Parties, Mr. Icahn and each other Participant are contained in Appendix I attached hereto.

----------
(2) Except as otherwise noted herein, all share amounts are reported as of the close of business on March 22, 2005.

            The JANA Parties

            JANA is a Delaware limited liability company principally engaged in the business of making investments. JANA Master is a Cayman Islands exempted company principally engaged in the business of making investments. JANA serves as the investment manager to JANA Master and a separate managed account.

            August H. Roth, age 26, is an investment analyst employed by JANA.

            The address of each of JANA, JANA Master and Messrs. Rosenstein and Roth is 201 Post Street, San Francisco, CA 94108

            Mr. Rosenstein, through his control of the JANA Parties, may be deemed to be the indirect beneficial owner of 4,378,000 shares of the Common Stock (including options to purchase 1,576,900 shares of Common Stock), which represents approximately 2.7% of outstanding shares of Common Stock.

            JANA Master is the direct beneficial owner of 3,996,835 shares of Common Stock (including options to purchase 1,439,500 shares of Common Stock). In addition, a separate account managed by JANA is the direct beneficial owner of 381,165 shares of Common Stock (including options to purchase 137,400 shares of Common Stock). JANA, as the investment manager to both JANA Master and the managed account, may be deemed to be the indirect beneficial owner of the shares of Common Stock directly beneficially owned by such parties. Barry S. Rosenstein, as a managing member of JANA, may be deemed to be the indirect beneficial owner of the shares of Common Stock directly beneficially owned by such parties.

            The purchase of the 4,378,000 shares of Common Stock beneficially owned by JANA Master and the managed account was made with respective working capital of such parties. As of the date hereof, JANA Master and the managed account have no shares of Common Stock in margin accounts.

            All transactions in the securities of Kerr-McGee effected within the past 2 years by the JANA Parties, Mr. Rosenstein and each other Participant are contained in Appendix I attached hereto. Information with respect to all options to purchase shares of Common Stock owned beneficially by the JANA Parties is contained in Appendix II attached hereto.

      Certain Information Regarding the Icahn Parties and the JANA Parties

            The Icahn Parties and the JANA Parties may be deemed to be members of a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As such, the "group" may be deemed to beneficially own all of the shares of Common Stock owned by the Icahn Parties and the JANA Parties. Accordingly, the "group" may be deemed to be beneficially own 12,179,500 shares of Common Stock in the aggregate, constituting approximately 7.5% of the shares of Common Stock outstanding. However, neither the fact of this filing nor anything contained herein shall be deemed to be an admission by any of (i) the Icahn Parties that they are the beneficial owners of shares beneficially owned by the JANA Parties or (ii) the JANA Parties that they are the beneficial owners of shares beneficially owned by any of the Icahn Parties.

ELECTION OF DIRECTORS

            According to Kerr-McGee's Proxy Statement, Kerr-McGee's board of directors intends to nominate two candidates for election as directors at the Annual Meeting. The Participants propose that Kerr-McGee Stockholders elect Carl
C. Icahn and Barry S. Rosenstein as directors of Kerr-McGee at the Annual Meeting. Each Nominee, if elected, would hold office until the 2008 Annual Meeting of Stockholders and until a successor has been duly elected and qualified.

            Background information about the Nominees is set forth below. The Nominees are not receiving any compensation from any of the Participants or any of their affiliates in connection with this proxy solicitation. See Appendix I and Appendix II for additional information about the Nominees, including their beneficial ownership, purchase and sale of securities issued by Kerr-McGee.

            CARL C. ICAHN, age 69, has served as Chairman of the Board and a director of Starfire Holding Corporation ("Starfire") (formerly Icahn Holding Corporation), a privately-held holding company, and Chairman of the Board and a director of various subsidiaries of Starfire, since 1984. Mr. Icahn is and has been since 1994 a majority shareholder, the Chairman of the Board and a Director of American Railcar Industries, Inc. ("ARI"), a Missouri corporation. ARI is primarily engaged in the business of manufacturing, managing, leasing and selling of railroad freight and tank cars. Mr. Icahn has also been Chairman of the Board and President of Icahn & Co., Inc., a registered broker-dealer and a member of the National Association of Securities Dealers, since 1968. Since November 1990, Mr. Icahn has been Chairman of the Board of American Property Investors, Inc., the general partner of American Real Estate Partners, L.P., a public limited partnership that invests in real estate and holds various other interests, including the interests in its subsidiaries that are engaged, among other things, in the oil and gas business and casino entertainment business. Mr. Icahn has been a director of Cadus Pharmaceutical Corporation, a firm that holds various biotechnology patents, since 1993. From August 1998 to August 2002, Mr. Icahn served as Chairman of the Board of Maupintour Holding LLC (f/k/a/ Lowestfare.com, LLC), an internet travel reservations company. From October 1998 through May, 2004, Mr. Icahn was the President and a director of Stratosphere Corporation, which operates the Stratosphere Hotel and Casino. Since September 29, 2000, Mr. Icahn has served as the Chairman of the Board of GB Holdings, Inc., which owns all of the outstanding stock of Atlantic Coast Entertainment Holdings, Inc., which through its wholly-owned subsidiary owns and operates The Sands Hotel and Casino in Atlantic City, New Jersey. Mr. Icahn also serves in the same capacity with Atlantic Coast Entertainment Holdings, Inc. In January 2003, Mr. Icahn became Chairman of the Board and a director of XO Communications, Inc., a telecommunications company. Please see Appendix I for additional information.

            BARRY S. ROSENSTEIN, age 46, is the founder and Managing Partner of JANA, a position he has held since 2001. Mr. Rosenstein also founded, and from 1993 to 2001 served as Managing Partner of, Sagaponack Partners L.P., a private equity fund. He received his M.B.A. from the University of Pennsylvania's Wharton School of Business in 1984. In 1981, Mr. Rosenstein graduated Phi Beta Kappa from Lehigh University. Mr. Rosenstein is also a C.P.A. Mr. Rosenstein serves on the board of directors of Cobra Electronics and Marisa Christina, Inc. Please see Appendix I and Appendix II for additional information.

            WE STRONGLY URGE YOU TO VOTE FOR THE ELECTION OF CARL C. ICAHN AND BARRY S. ROSENSTEIN BY SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED TO YOU WITH THIS PROXY STATEMENT. IF YOU HAVE SIGNED THE GOLD PROXY CARD AND NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE ALL THE SHARES REPRESENTED BY THE GOLD PROXY CARD FOR THE ELECTION OF ALL THE NOMINEES NAMED ON THE GOLD PROXY CARD.

BACKGROUND

            On February 10, 2005, representatives of the Icahn Parties and the JANA Parties had a meeting in which they discussed Kerr-McGee. The parties also discussed the possibility of JANA Master selling to the Icahn Parties an option to purchase shares of Common Stock.

            On February 14, 2005, the Icahn Parties acquired, for $1,500,000, an option (the "JANA Option") to purchase, in the aggregate, 250,000 shares of Common Stock of Kerr-McGee from JANA Master. Pursuant to the exercise of the JANA Option on March 1, 2005, Icahn Partners purchased 96,000 shares of Common Stock, Icahn Master purchased 104,000 shares of Common Stock and High River purchased 50,000 shares of Common Stock. The JANA Option had an exercise price of $60.00 per share and an expiration date of August 14, 2005.

            On or about February 23, 2004, Carl C. Icahn and Barry S. Rosenstein spoke with Luke R. Corbett, Chairman and Chief Executive Officer of Kerr-McGee, and suggested various actions to be taken by Kerr-McGee that they believe would enhance stockholder value.

            On March 2, 2005, the Icahn Parties delivered a letter to Kerr-McGee, notifying Kerr-McGee that the Icahn Parties intend to appear at the Annual Meeting, in person or by proxy, to nominate and seek to elect Carl C. Icahn and Barry S. Rosenstein as members of the board of directors of Kerr-McGee.

            On March 3, 2005, Carl C. Icahn and Barry S. Rosenstein sent a letter to Kerr-McGee, proposing that Kerr-McGee (i) sell its chemical business,
(ii) enter into a transaction to monetize forward production of a portion of its reserves and (iii) utilize the proceeds to buy back shares of its stock.

            On March 10, 2005, Carl C. Icahn and Barry S. Rosenstein sent a letter to Kerr-McGee, responding to Kerr-McGee's March 8, 2005 announcement regarding the proposed sale of its chemicals business and share repurchase program.

            On March 10, 2005, Kerr-McGee filed a lawsuit in federal court in Oklahoma against the Icahn Parties, the JANA Parties and certain of their respective affiliates, claiming: (i) that the Icahn Parties and the JANA Parties have violated their disclosure obligations under Section 13(d) of the Exchange Act, including by filing misleading Schedules 13D which falsely disclaim that they are acting with each other as a group, and mischaracterize their purpose in acquiring shares; (ii) that the March 2, 2005 letter in which the Icahn Parties notified Kerr-McGee of their intention to seek to elect Carl C. Icahn and Barry
S. Rosenstein to the board of directors fails to comply with Kerr-McGee's bylaws; and (iii) that the Icahn Parties and the JANA Parties have violated Section 14(a) of the Exchange Act and Rule 14a-9 thereunder by filing false and misleading proxy solicitation materials. The lawsuit requests that the court enter a judgment: (i) declaring the March 2, 2005 letter from the Icahn Parties invalid; (ii) ordering the Icahn Parties and the JANA Parties to file accurate disclosures in accordance with the requirements of Sections 13(d) and 14(a) of the Exchange Act and the regulations promulgated thereunder; (iii) enjoining the Icahn Parties and the JANA Parties from voting any shares acquired prior to the filing of true and accurate Schedules 13D; (iv) ordering the Icahn Parties and the JANA Parties to return any proxies received prior to the filing of true and accurate disclosures under Section 14(a) of the Exchange Act and the regulations promulgated thereunder; (v) enjoining the Icahn Parties and the JANA Parties from undertaking any action -- including (without limitation) soliciting proxies, exercising stockholder voting rights, or purchasing additional shares of Kerr-McGee --designed to change or affect control of Kerr-McGee until 30 days following the filing of such true and accurate disclosures pursuant to Sections 13(d) and 14(a) of the Exchange Act; and (vi) granting such other and further relief as the court may deem just and proper.

            On March 17, 2005, the Icahn Parties sent a letter to Kerr-McGee demanding, pursuant to Delaware law, the right as stockholders to inspect certain documents and records of Kerr-McGee (including stockholder list materials).

            In addition, representatives of the Icahn Parties and the JANA Parties have from time to time had conversations and met with Luke R. Corbett, the Chairman and Chief Executive Officer of Kerr-McGee, as well as other representatives of Kerr-McGee, and have discussed, among other things, the March 3, 2005 and March 10, 2005 letters from Carl C. Icahn and Barry S. Rosenstein and Kerr-McGee's reaction to the transactions proposed therein.

            Appendix I attached hereto sets forth, as to each of the Nominees and the other Participants, all transactions in securities of Kerr-McGee effected during the past two years. Appendix II attached hereto sets forth information with respect to all options to purchase shares of Common Stock owned beneficially by the JANA Parties.

            Except as set forth herein or in any of the Appendices attached hereto, neither of the Nominees nor or any of the other Participants: (i) owns any securities of Kerr-McGee of record but not beneficially; (ii) owns beneficially any securities of Kerr-McGee or any parent or subsidiary of Kerr-McGee; (iii) has any agreement or understanding with any person with respect to any future employment by Kerr-McGee or its affiliates; (iv) has any agreement or understanding with any person with respect to any future transactions to which Kerr-McGee or any of its affiliates will or may be a party; (v) has engaged in or had a direct or indirect interest in any transaction, or series of similar transactions, since the beginning of Kerr-McGee's last fiscal year, or any currently proposed transaction, or series of similar transactions, to which Kerr-McGee or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000; (vi) borrowed any funds for the purpose of acquiring or holding any securities of Kerr-McGee; or (vii) is presently, or has been within the past year, a party to any contract, arrangement or understanding with any person with respect to securities of Kerr-McGee.

OTHER MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

            According to Kerr-McGee's Proxy Statement, Kerr-McGee is soliciting proxies with respect to four proposals other than the election of directors. Please refer to Kerr-McGee's Proxy Statement for a detailed discussion of these proposals, including various arguments in favor of and against such proposals. These proposals are discussed briefly below. THE PARTICIPANTS MAKE NO RECOMMENDATION AS TO THESE PROPOSALS AND INTEND TO ABSTAIN FROM VOTING THEREON. IF YOU HAVE SIGNED THE GOLD PROXY CARD AND NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO ABSTAIN FROM VOTING ALL THE SHARES REPRESENTED BY THE GOLD PROXY CARD WITH RESPECT TO THESE PROPOSALS.

ITEM 2 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

            At the Annual Meeting, the Stockholders will be asked to ratify the appointment of Ernst & Young LLP as Kerr-McGee's independent auditors for 2005. Kerr-McGee's board of directors unanimously recommended a vote for this proposal. The Participants make no recommendation as to this proposal.

VOTING ON ITEM 2

            The accompanying GOLD proxy card will be voted in accordance with your instruction on such card. You may vote for or vote against, or abstain from voting on, Item 2 described above by marking the proper box on the GOLD proxy card.

ITEM 3 -- APPROVAL OF THE 2005 LONG TERM INCENTIVE PLAN

            At the Annual Meeting, the Stockholders will be asked to approve Kerr-McGee's 2005 Long Term Incentive Plan to replace the 2002 Long Term Incentive Plan. Kerr-McGee's board of directors unanimously recommended a vote for this proposal. The Participants make no recommendation as to this proposal.

VOTING ON ITEM 3

            The accompanying GOLD proxy card will be voted in accordance with your instruction on such card. You may vote for or vote against, or abstain from voting on, Item 3 described above by marking the proper box on the GOLD proxy card.

ITEM 4 - APPROVAL TO AMEND THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 300,000,000 TO 500,000,000

            At the Annual Meeting, the Stockholders will be asked to approve an amendment to Kerr-McGee's Amended and Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 300,000,000 to 500,000,000. Kerr-McGee's board of directors unanimously recommended a vote for this proposal. The Participants make no recommendation as to this proposal.

VOTING ON ITEM 4

            The accompanying GOLD proxy card will be voted in accordance with your instruction on such card. You may vote for or vote against, or abstain from voting on, Item 4 described above by marking the proper box on the GOLD proxy card.

ITEM 5 -- STOCKHOLDER PROPOSAL REQUESTING ESTABLISHMENT OF AN OFFICE OF THE BOARD OF DIRECTORS

            At the Annual Meeting, the Stockholders will be presented with a stockholder proposal requesting establishment of an Office of the Board of Directors. Kerr-McGee's board of directors unanimously recommended a vote against this proposal. The Participants make no recommendation as to this proposal.

VOTING ON ITEM 5

            The accompanying GOLD proxy card will be voted in accordance with your instruction on such card. You may vote for or vote against, or abstain from voting on, Item 5 described above by marking the proper box on the GOLD proxy card.

OTHER PROPOSALS

            The Participants and their affiliates know of no other business to be presented at the 2005 Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that the persons named on the enclosed GOLD proxy card will vote that proxy on such other matters in accordance with their judgment.

VOTING PROCEDURES

            According to Kerr-McGee's Proxy Statement, the voting procedures are as set forth below.

            A majority of the shares of the Common Stock of Kerr-McGee, present in person or represented by proxy, shall constitute a quorum for purposes of the Annual Meeting. Abstentions and broker non-votes are considered to be shares present for the purpose of determining whether a quorum exists. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

            Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Abstentions and broker non-votes are not counted as votes present for the purpose of electing directors. The proposal to amend the Amended and Restated Certificate of Incorporation of Kerr-McGee requires the affirmative vote of a majority of the outstanding shares of Common Stock. Abstentions and broker non-votes will have the effect of votes against the proposal to amend the Amended and Restated Certificate of Incorporation of Kerr-McGee. In all matters other than the election of directors and the amendment of the Amended and Restated Certificate of Incorporation of Kerr-McGee, the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter shall be the act of the stockholders. With respect to such matters, broker non-votes are not considered to be shares present in person or represented by proxy, but abstentions are considered to be shares present in person or represented by proxy, and, therefore, abstentions will have the effect of votes against the proposal.

            The New York Stock Exchange has determined that the appointment of independent auditors is a "routine" item. Therefore, a broker or nominee may vote shares held by it with respect to that item if no instructions have been received for it at least 15 days before the Annual Meeting.

            Whether or not you are able to attend the Annual Meeting, you are urged to complete the enclosed GOLD proxy and return it in the enclosed self-addressed, prepaid envelope. All valid proxies received prior to the meeting will be voted. If you specify a choice with respect to any item by marking the appropriate box on the proxy, the shares will be voted in accordance with that specification. IF NO SPECIFICATION IS MADE, THE PERSONS NAMED ON THE ENCLOSED GOLD PROXY CARD WILL VOTE YOUR SHARES FOR CARL C. ICAHN AND BARRY S. ROSENSTEIN WITH RESPECT TO PROPOSAL 1, AND WILL ABSTAIN FROM VOTING WITH RESPECT TO THE REMAINING PROPOSALS.

PROXY PROCEDURES

            IN ORDER FOR YOUR VIEWS TO BE REPRESENTED AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED GOLD PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

            The accompanying GOLD proxy card will be voted at the Annual Meeting in accordance with your instructions on such card.

REVOCATION OF PROXIES

            Any Stockholder who has mailed a white proxy card to Kerr-McGee may revoke it before it is voted by mailing a duly executed GOLD proxy card to the Participants bearing a date LATER than the white proxy card delivered to Kerr-McGee. Proxies may also be revoked at any time prior to voting by: (i) delivering to the corporate secretary of Kerr-McGee, a written notice, bearing a date later than the date of the proxy, stating that the proxy is revoked; (ii) delivering a duly executed proxy bearing a later date than the proxy delivered previously; or (iii) attending the Annual Meeting and voting in person.

            Only holders of record as of the close of business on the Record Date will be entitled to vote. If you were a Stockholder of record on the Record Date, you will retain your voting rights at the Annual Meeting even if you sell such shares after the Record Date. Accordingly, it is important that you vote the shares held by you on the Record Date, or grant a proxy to vote such shares on the GOLD proxy card, even if you sell such shares after the Record Date.

            IF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, BANK NOMINEE OR OTHER INSTITUTION ON THE RECORD DATE, ONLY IT CAN VOTE SUCH SHARES AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS. ACCORDINGLY, PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT THAT PERSON TO EXECUTE ON YOUR BEHALF THE GOLD PROXY CARD AS SOON AS POSSIBLE.

COST AND METHOD OF SOLICITATION

            Solicitation of proxies shall be made by Messrs. Icahn, Meister, Intrieri, Rosenstein and Roth.

            The Icahn Parties and the JANA Parties have retained D.F. King & Co., Inc. ("King") to conduct the solicitation, for which King is to receive a fee of approximately $200,000, plus a fee per call and reimbursement for its reasonable out-of-pocket expenses. The Icahn Parties and the JANA Parties have agreed to indemnify King against certain liabilities and expenses, including certain liabilities under the federal securities laws. Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to King pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is therefore unenforceable. Proxies may be solicited by mail, courier services, Internet, advertising, telephone or telecopier or in person. It is anticipated that King will employ approximately 100 persons to solicit proxies from Stockholders for the Annual Meeting. The total expenditures in furtherance of, or in connection with, the solicitation of proxies is $[_________] to date, and is estimated to be $[________] in total.

                  The Icahn Parties and the JANA Parties agreed on March 24, 2005 to each pay half of all costs related to the solicitation of proxies (including expenditures for public relations and financial advisers, proxy solicitors, advertising, printing, transportation and related expenses), except that the Icahn Parties and the JANA Parties will each bear their own legal expenses. The Icahn Parties and the JANA Parties intend to seek reimbursement for the costs and expenses associated with the proxy solicitation in the event that the Nominees are elected to the Board of Directors of Kerr-McGee, but do not intend to submit the issue of reimbursement to a vote of security holders.


ADDITIONAL INFORMATION

                  Certain information regarding the securities of Kerr-McGee held by Kerr-McGee's Directors, nominees, management and 5% Stockholders is contained in Kerr-McGee's Proxy Statement. Information concerning the date by which proposals of security holders intended to be presented at the next annual meeting of Stockholders of Kerr-McGee must be received by Kerr-McGee for inclusion in Kerr-McGee's Proxy Statement and form of proxy for that meeting is also contained in Kerr-McGee's Proxy Statement. This information is contained in Kerr-McGee's public filings. The Participants take no responsibility for the accuracy or completeness of such information.

Date: March __, 2005                              ICAHN PARTNERS LP
                                                  ICAHN PARTNERS MASTER FUND LP
                                                  HIGH RIVER LIMITED PARTNERSHIP
                                                  JANA PARTNERS LLC

                                   APPENDIX I

                   SUPPLEMENTAL NOMINEE AND OTHER INFORMATION

Set forth below are the dates, types and amounts of each Participant's purchases and sales of Kerr-McGee's securities within the past two years.

Transactions Within the Past Two Years in Kerr-McGee Voting Securities by Icahn Partners, Icahn Master and High River

                                 Shares        Price
Name                Date       Purchased    Per Share ($)**
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
High River        01/24/05        45,000         60.1318
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
High River        01/25/05        45,000         60.3339
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
High River        01/26/05        67,000         59.2852
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
High River        01/26/05        12,000         60.5174
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
High River        01/28/05        60,000         60.5075
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
High River        01/31/05        10,000         60.8514
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
High River        02/03/05        30,000         62.5149
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
High River        02/04/05        27,000         62.9524
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
High River        02/24/05       118,000*        66.1770
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
High River        02/24/05        30,000*        65.8539
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
High River        02/24/05        25,400*        64.0752
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
High River        02/24/05        20,000*        65.9420
---------------  -----------  -----------   ---------------

---------------  -----------  -----------   ---------------
High River        02/24/05       300,000         76.4535
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
High River        02/28/05       125,000         77.1996
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
High River        03/01/05        50,000*        66.0000
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
High River        03/01/05       238,600         77.1092
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
High River        03/01/05       110,000         76.7300
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
High River        03/02/05       108,200         77.7004
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
High River        03/10/05        55,000         77.0961
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
High River        03/11/05        10,000         77.5100
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
High River        03/16/05        60,000         78.7567
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
High River        03/23/05        14,100         77.9401
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
Icahn Master      01/24/05        91,800         60.1318
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
Icahn Master      01/25/05        91,800         60.3339
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
Icahn Master      01/26/05       136,680         59.2852
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
Icahn Master      01/26/05        24,480         60.5174
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
Icahn Master      01/28/05       122,400         60.5075
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
Icahn Master      01/31/05        20,400         60.8514
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------

Icahn Master      02/03/05        61,200         62.5149
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
Icahn Master      02/04/05        55,080         62.9524
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
Icahn Master      02/24/05       240,700*        66.2058
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
Icahn Master      02/24/05        61,200*        65.8823
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
Icahn Master      02/24/05        51,800*        64.1035
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
Icahn Master      02/24/05        40,800*        65.9700
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
Icahn Master      02/24/05       612,000         76.4535
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
Icahn Master      02/28/05       255,000         77.1996
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
Icahn Master      03/01/05       104,000*        66.0000
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
Icahn Master      03/01/05       486,744         77.1092
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
Icahn Master      03/01/05       224,400         76.7300
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
Icahn Master      03/02/05       220,728         77.7004
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
Icahn Master      03/10/05       112,200         77.0961
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
Icahn Master      03/11/05        20,400         77.5100
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
Icahn Master      03/16/05       122,400         78.7567
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
Icahn Master      03/23/05        28,764         77.9401
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
Icahn Partners    01/24/05        88,200         60.1318

---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
Icahn Partners    01/25/05        88,200         60.3339
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
Icahn Partners    01/26/05       131,320         59.2852
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
Icahn Partners    01/26/05        23,520         60.5174
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
Icahn Partners    01/28/05       117,600         60.5075
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
Icahn Partners    01/31/05        19,600         60.8514
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
Icahn Partners    02/03/05        58,800         62.5149
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
Icahn Partners    02/04/05        52,920         62.9524
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
Icahn Partners    02/24/05       231,300*        66.2062
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
Icahn Partners    02/24/05        58,800*        65.8823
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
Icahn Partners    02/24/05        49,800*        64.1035
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
Icahn Partners    02/24/05        39,200*        65.9700
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
Icahn Partners    02/24/05       588,000         76.4535
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
Icahn Partners    02/28/05       245,000         77.1996
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
Icahn Partners    03/01/05        96,000*        66.0000
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
Icahn Partners    03/01/05       467,656         77.1092
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
Icahn Partners    03/01/05       215,600         76.7300
---------------  -----------  -----------   ---------------

---------------  -----------  -----------   ---------------
Icahn Partners    03/02/05       212,072         77.7004
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
Icahn Partners    03/10/05       107,800         77.0961
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
Icahn Partners    03/11/05        19,600         77.5100
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
Icahn Partners    03/16/05       117,600         78.7567
---------------  -----------  -----------   ---------------
---------------  -----------  -----------   ---------------
Icahn Partners    03/23/05        27,636         77.9401

* Shares acquired upon exercise of options (including, where applicable, the JANA Option).
** Per share prices include commissions paid and, with respect to options, the purchase price of options.

Transactions Within the Past Two Years in Kerr-McGee Voting Securities by the JANA Parties*

Date of Purchase           Shares of Common Stock            Price per Share
     (Sale)                    Purchased (Sold)                    ($)
----------------------------------------------------------------------------
    12/16/04                       100,000                       59.0389
    12/22/04                       100,000                       58.3149
    12/30/04                        35,000                       58.1890
    01/03/05                       100,000                       56.9715
    01/04/05                        65,000                       55.8455
    01/07/05                        75,000                       56.4429
    01/13/05                        27,400                       58.5759
    01/13/05                       100,000                       58.7622
    01/14/05                           500                       58.6570
    01/14/05                       100,000                       58.7027
    01/18/05                        50,000                       59.7400
    01/20/05                        98,000                       58.3727
    01/21/05                        25,000                       59.6000
    01/24/05                        50,000                       60.0846
    01/25/05                        75,000                       60.3329
    01/26/05                       125,000                       59.6540
    01/27/05                       100,000                       60.7730
    01/28/05                        75,000                       60.4541
    01/31/05                       200,000                       61.6390
    01/31/05                       245,000                       61.7078
    01/31/05                        10,700                       61.4280
    01/31/05                        22,800                       60.4686
    02/01/05                       150,000                       62.5734
    02/04/05                       200,000                       62.9580
    02/04/05                         1,400                       62.8050
    02/07/05                        80,300                       63.6141
    02/07/05                        45,000                       64.2684
    02/08/05                       100,000                       64.3024
    02/11/05                        50,000                       66.8984
    02/14/05                       100,000                       67.3423
    02/14/05                       100,000                       67.5628
    02/14/05                        50,000                       67.6016
    02/15/05                        95,000                       68.2814
    02/15/05                       100,000                       68.6418
    02/15/05                       100,000                       68.3215
    02/15/05                       100,000                       68.4526
    03/01/05                      (250,000)**                    60.0000

* Of the shares of Common Stock reported herein, 2,557,335 shares are beneficially owned by JANA Master and 243,765 shares are beneficially owned by a separate account managed by JANA.
** Sold pursuant to an option that had been issued to and exercised by the Icahn Parties.

                                   APPENDIX II

Below is information with respect to all options to purchase shares of Common Stock beneficially owned by the JANA Parties:*

               Shares
 Date of     Underlying     Exercise Price                        Purchase Price
Purchase       Options       per Share ($)    Expiration Date     per Option ($)
--------------------------------------------------------------------------------
02/28/05         73,300           80.00            04/15/05          2.0558
03/01/05        100,000           80.00            04/15/05          2.7408
03/02/05        126,900           80.00            04/15/05          3.1693
03/17/05        352,200           80.00            04/15/05          2.8197
03/17/05        180,200           75.00            04/15/05          6.7099
03/17/05        356,600           75.00            04/15/05          6.0286
03/18/05        135,800           80.00            04/15/05          3.8348
03/18/05         81,900           75.00            04/15/05          7.0596
03/21/05         20,000           80.00            04/15/05          4.1500
03/21/05         50,000           75.00            04/15/05          7.4000
03/21/05        100,000           80.00            05/20/05          5.1000

* Of the options reported herein, options to purchase 1,439,500 shares of Common Stock are beneficially owned by JANA Master and options to purchase 137,400 shares of Common Stock are beneficially owned by a separate account managed by JANA.

IMPORTANT

      1. If your shares are held in your own name, please mark, date and mail the enclosed GOLD proxy card to our Proxy Solicitor, [___________], in the postage-paid envelope provided.

      2. If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can vote such shares and only upon receipt of your specific instructions. Accordingly, you should contact the person responsible for your account and give instructions for a GOLD proxy card to be signed representing your shares.

      3. If you have already submitted a white proxy card to Kerr-McGee for the Annual Meeting, you may change your vote to a vote FOR the election of the Nominees by marking, signing, dating and returning the enclosed GOLD proxy card for the Annual Meeting, which must be dated after any proxy you may have submitted to Kerr-McGee. ONLY YOUR LATEST DATED PROXY FOR THE ANNUAL MEETING WILL COUNT AT THE ANNUAL MEETING.

PROXY CARD

KERR-MCGEE CORPORATION
2005 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY
ICAHN PARTNERS LP
ICAHN PARTNERS MASTER FUND LP

HIGH RIVER LIMITED PARTNERSHIP AND
JANA PARTNERS LLC

            The undersigned hereby appoints and constitutes each of ________________, ________________ and __________________ (acting alone or together) as proxies, with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Kerr-McGee Corporation ("Kerr-McGee") to be held on May 10, 2005 at 9:00 a.m. local time, and at any adjournment or postponement thereof, hereby revoking any proxies previously given, to vote all shares of Common Stock of Kerr-McGee held or owned by the undersigned as directed below, and in their discretion upon such other matters as may come before the meeting. IF NO DIRECTION IS MADE, THE PERSONS NAMED ON THIS GOLD PROXY CARD WILL VOTE YOUR SHARES FOR CARL C. ICAHN AND BARRY S. ROSENSTEIN FOR DIRECTOR, AND WILL ABSTAIN FROM VOTING WITH RESPECT TO THE REMAINING PROPOSALS.

                      SIGN, DATE AND MAIL YOUR PROXY TODAY

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

ICAHN PARTNERS, ICAHN MASTER, HIGH RIVER AND JANA EACH RECOMMEND A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 BELOW. NO RECOMMENDATION IS MADE AS TO THE REMAINING PROPOSALS.

[X]   PLEASE MARK VOTES AS IN THIS EXAMPLE.

      STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN, AND RETURN THIS PROXY.

      YOUR VOTE IS VERY IMPORTANT TO US.

1.    Election of directors -- Nominees:           [ ]        [ ]        [ ]
      (01) Carl C. Icahn                           FOR ALL    WITHHELD   FOR ALL
      (02) Barry S. Rosenstein                     NOMINEES   FROM ALL   EXCEPT
                                                              NOMINEES

      NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "FOR ALL EXCEPT" box and write the name(s) of the nominee(s) you do not support on the line below. Your shares will be voted for the remaining nominee(s).


      ----------------------------------------------------------


                                                           [ ]  [ ]      [ ]
2. Ratification of appointment of Ernst & Young LLP as FOR AGAINST ABSTAIN independent auditors for 2005.

                                                           [ ]  [ ]      [ ]
3.    Approval of 2005 Long Term Incentive Plan.           FOR  AGAINST  ABSTAIN

                                                           [ ]  [ ]      [ ]
4.    Approval to amend the Amended and Restated           FOR  AGAINST  ABSTAIN
      Certificate of Incorporation to Increase the Authorized Number of Shares of Common Stock from
      300,000,000 to 500,000,000.

                                                           [ ]  [ ]      [ ]
5.    Stockholder proposal requesting establishment of     FOR  AGAINST  ABSTAIN
      an Office of the Board of Directors.

           MARK HERE IF YOU PLAN TO ATTEND THE MEETING          [ ]

           MARK HERE IF AN ADDRESS CHANGE HAS BEEN              [ ]
           NOTED ON THE REVERSE SIDE OF THIS CARD

      Please be sure to sign and date this Proxy.


      --------------------------------------------------   ------------------
               SIGNATURE(S) OF STOCKHOLDER(S)              DATE

      -----------------------------------------------------------------------
      TITLE, IF ANY

      SIGNATURE (IF HELD JOINTLY):
                                  -------------------------------------------